Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bay Banks of Virginia, Inc. of our report dated March 24, 2008, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Bay Banks of Virginia, Inc. for the year ended December 31, 2007.

Winchester, Virginia

November 13, 2008